                                   EXHIBIT 11
                            Midwest Bancshares, Inc.
              Statement Regarding Computation of Per Share Earnings
                        Periods ended September 30, 1996


                                                             Three Months         Nine Months
                                                             ------------         -----------

Net earnings (loss)                                             ($187,288)           $348,574
                                                              ============       =============

Primary earnings per share:
   Weighted average shares outstanding                            349,379             355,303

   Average option shares granted                                   34,125              34,125
   Less assumed purchase of shares
      using treasury method                                       (13,567)            (13,215)
                                                              ------------       -------------

Common and common equivalent shares outstanding                   369,937             376,213
                                                              ============       =============


Earnings per common share -- primary                               ($0.51)              $0.93
                                                              ============       =============


Fully-diluted earnings per share:
   Weighted average shares outstanding                            349,379             355,303

   Average option shares granted                                   34,125              34,125
   Less assumed purchase of shares
      using treasury method                                       (13,125)            (13,125)
                                                              ------------       -------------

Common and common equivalent shares outstanding                   370,379             376,303
                                                              ============       =============


Earnings per common share -- fully-diluted                         ($0.51)              $0.93
                                                              ============       =============
